Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-151413, 333-122414, 333-65034, 333-55578, 333-83233 on Form S-8 of our reports dated February 27, 2012, relating to the consolidated financial statements of priceline.com Incorporated and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP

Stamford, Connecticut
February 27, 2012

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